Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Climb Global Solutions, Inc.

Eatontown, New Jersey

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated March 5, 2024, relating to the consolidated financial statements as of December 31, 2023 and for the year then ended, of Climb Global Solutions, Inc., appearing in the Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ BDO USA, P.C.

Woodbridge, New Jersey

June 9, 2026